                                                                       Exhibit 8

                                     AMENDED

                              LETTER OF TRANSMITTAL
               TO TENDER UNITS OF LIMITED PARTNERSHIP INTEREST IN
       SPRINGHILL LAKE INVESTORS LIMITED PARTNERSHIP (THE "PARTNERSHIP")
                        PURSUANT TO AN OFFER TO PURCHASE
                    DATED AUGUST 29, 2001 (THE "OFFER DATE")
                      AND SUPPLEMENTED SEPTEMBER 21, 2001
                                       BY
                             AIMCO PROPERTIES, L.P.
--------------------------------------------------------------------------------
                      THE OFFER AND WITHDRAWAL RIGHTS WILL
                       EXPIRE AT 5:00 P.M., NEW YORK TIME,
        ON SEPTEMBER 28, 2001, UNLESS EXTENDED (AS EXTENDED FROM TIME TO
                          TIME, THE "EXPIRATION DATE")
--------------------------------------------------------------------------------
TO PARTICIPATE IN THE OFFER, YOU MUST SEND A DULY COMPLETED AND EXECUTED COPY OF THE ENCLOSED ACKNOWLEDGMENT AND AGREEMENT AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL SO THAT SUCH DOCUMENTS ARE RECEIVED BY RIVER OAKS PARTNERSHIP SERVICES, INC., THE INFORMATION AGENT, ON OR PRIOR TO THE EXPIRATION DATE, UNLESS extended. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF THE ACKNOWLEDGMENT AND AGREEMENT OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY.

                                   ----------

         IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR INTEREST IN THE PARTNERSHIP, PLEASE SEND IT TO THE INFORMATION
                  AGENT WITH THE ACKNOWLEDGMENT AND AGREEMENT.

                                   ----------

     FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THE ACKNOWLEDGMENT AND AGREEMENT, PLEASE CONTACT THE INFORMATION AGENT AT (888) 349-2005 (TOLL FREE).


                     The Information Agent for the offer is:

                      RIVER OAKS PARTNERSHIP SERVICES, INC.


               By Mail:                          By Overnight Courier:                        By Hand:
             P.O. Box 2065                         111 Commerce Road                      111 Commerce Road
    S. Hackensack, N.J. 07606-2065               Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                              Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                                    By Telephone:
                                              TOLL FREE: (888) 349-2005


NOTE: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE ACKNOWLEDGMENT AND AGREEMENT IS COMPLETED.

Ladies and Gentlemen:

     The Signatory (the "Signatory") executing the Acknowledgment and Agreement relating to the captioned offer (the "Acknowledgment and Agreement"), which is enclosed, upon the terms and subject to the conditions set forth in the Offer, hereby and thereby tenders to the Purchaser the units set forth in the box entitled "Description of Units Tendered" on the Acknowledgment and Agreement, including all interests represented by such units (collectively, the "Units"), at the consideration indicated in the Offer as supplemented or amended. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in such Acknowledgment and Agreement.

     Subject to and effective upon acceptance for consideration of any of the Units tendered hereby and thereby in accordance with the terms of the Offer, the Signatory hereby and thereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby and thereby that are accepted for payment pursuant to the Offer, including, without limitation, (i) all of the Signatory's interest in the capital of the Partnership, and the Signatory's interest in all profits, losses and distributions of any kind to which the Signatory shall at any time be entitled in respect of the Units, including, without limitation, distributions in the ordinary course, distributions from sales of assets, distributions upon liquidation, winding-up, or dissolution, payments in settlement of existing or future litigation, and all other distributions and payments from and after the Expiration Date, in respect of the Units tendered by the Signatory and accepted for payment and thereby purchased by the Purchaser;
(ii) all other payments, if any, due or to become due to the Signatory in respect of the Units, under or arising out of the agreement and certificate of limited partnership of the Partnership (the "Partnership Agreement"), or any agreement pursuant to which the Units were sold (the "Purchase Agreement"), whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of the Signatory's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement or Purchase Agreement or the Signatory's ownership of the Units, including, without limitation, any and all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of the Partnership; and (iv) all present and future claims, if any, of the Signatory against the Partnership, the other partners and limited partners of the Partnership, or the general partner(s) and any affiliates thereof, under or arising out of the Partnership Agreement, the Purchase Agreement, the Signatory's status as a limited partner, or the terms or conditions of the Offer, for monies loaned or advanced, for services rendered, for the management of the Partnership or otherwise.

     NOTWITHSTANDING ANY PROVISION IN THE PARTNERSHIP AGREEMENT OR ANY PURCHASE AGREEMENT TO THE CONTRARY, THE SIGNATORY HEREBY AND THEREBY DIRECTS EACH GENERAL PARTNER OF THE PARTNERSHIP TO MAKE ALL DISTRIBUTIONS AFTER THE PURCHASER ACCEPTS THE TENDERED UNITS FOR PAYMENT TO THE PURCHASER OR ITS DESIGNEE. Subject to and effective upon acceptance for payment of any Unit tendered hereby and thereby, the Signatory hereby requests that the Purchaser be admitted to the Partnership as a limited partner under the terms of the Partnership Agreement. Upon request, the Signatory will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and thereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering limited partners to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

     By executing the enclosed Acknowledgment and Agreement, the Signatory represents that either (i) the Signatory is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     The Signatory understands that a tender of Units to the Purchaser will constitute a binding agreement between the Signatory and the Purchaser upon the terms and subject to the conditions of the Offer. The Signatory recognizes that under certain circumstances set forth in the Offer, the Purchaser may not be required to accept for consideration any or all of the Units tendered hereby. In such event, the Signatory understands that any Acknowledgment and

Agreement for Units not accepted for payment may be returned to the Signatory or destroyed by the Purchaser (or its agent). THIS TENDER IS IRREVOCABLE, EXCEPT THAT UNITS TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OR ON OR AFTER OCTOBER 26, 2001 IF UNITS VALIDLY TENDERED HAVE NOT BEEN ACCEPTED FOR PAYMENT.

     THE SIGNATORY HAS BEEN ADVISED THAT THE PURCHASER IS AN AFFILIATE OF THE GENERAL PARTNER OF THE PARTNERSHIP AND THE GENERAL PARTNER DOES NOT MAKE ANY RECOMMENDATION AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING UNITS IN THE OFFER. THE SIGNATORY HAS MADE HIS OR HER OWN DECISION TO TENDER UNITS.

     The Signatory hereby and thereby represents and warrants for the benefit of the Partnership and the Purchaser that the Signatory owns the Units tendered hereby and thereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and thereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein and therein are in compliance with all applicable laws and regulations.

     All authority herein or therein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory, and any obligations of the Signatory shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the Signatory.

     The Signatory represents and warrants that, to the extent a certificate evidencing the Units tendered hereby and thereby (the "original certificate") is not delivered by the Signatory together with the Acknowledgment and Agreement,
(i) the Signatory represents and warrants to the Purchaser that the Signatory has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units, (ii) the Signatory has caused a diligent search of its records to be taken and has been unable to locate the original certificate, (iii) if the Signatory shall find or recover the original certificate evidencing the Units, the Signatory will immediately and without consideration surrender it to the Purchaser; and (iv) the Signatory shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

                                  INSTRUCTIONS
                FOR COMPLETING THE ACKNOWLEDGMENT AND AGREEMENT

1. REQUIREMENTS OF TENDER. To be effective, a duly completed and signed Acknowledgment and Agreement (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein before 5:00 P.M., New York Time, on the Expiration Date, unless extended. To ensure receipt of the Acknowledgment and Agreement and any other required documents, it is suggested that you use overnight courier delivery or, if the Acknowledgment and Agreement and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

               Our records indicate that you own the number of Units set forth in Box 2 entitled "Description of Units Tendered" on the Acknowledgment and Agreement under the column entitled "Total Number of Units Owned (#)." If you would like to tender only a portion of your Units, please so indicate in the space provided in the box.

         THE METHOD OF DELIVERY OF THE ACKNOWLEDGMENT AND AGREEMENT AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2.       SIGNATURE REQUIREMENTS.

         INDIVIDUAL AND JOINT OWNERS -- After carefully reading the Letter of Transmittal and completing the Acknowledgment and Agreement, to tender Units, limited partners must sign at the "X" in the Signature Box (Box
         1) of the Acknowledgment and Agreement. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Acknowledgment and Agreement. NO SIGNATURE GUARANTEE ON THE ACKNOWLEDGMENT AND AGREEMENT IS REQUIRED IF THE ACKNOWLEDGMENT AND AGREEMENT IS SIGNED BY THE LIMITED PARTNER (OR BENEFICIAL OWNER IN THE CASE OF AN IRA). If any tendered Units are registered in the names of two or more joint owners, all such owners must sign the Acknowledgment and Agreement.

         IRAS/ELIGIBLE INSTITUTIONS -- For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, no signature guarantee is required if Units are tendered for the account of a bank, broker, dealer, credit union, savings association, or other entity which is a member in good standing of the Securities Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity which is an "eligible guarantor institution" as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each an "Eligible Institution").

         TRUSTEES, CORPORATIONS, PARTNERSHIP AND FIDUCIARIES -- Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in Box 3 in the Acknowledgment and Agreement. If the Acknowledgment and Agreement is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

3. DOCUMENTATION REQUIREMENTS. In addition to the information required to be completed on the Acknowledgment and Agreement, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.

         DECEASED OWNER (JOINT TENANT)  --   Copy of death certificate.

         DECEASED OWNER (OTHERS)        --   Copy of death certificate (see also
                                             Executor/Administrator/Guardian
                                             below).

         EXECUTOR/ADMINISTRATOR/GUARDIAN   --  Copy of court appointment
                                               documents for executor or
                                               administrator; and (a) a copy of
                                               applicable provisions of the will
                                               (title page, executor(s)' powers,
                                               asset distribution); or (b)
                                               estate distribution documents.

         ATTORNEY-IN-FACT                  --  Current power of attorney.

         CORPORATION/PARTNERSHIP           --  Corporate resolution(s) or other
                                               evidence of authority to act.
                                               Partnerships should furnish a
                                               copy of the partnership
                                               agreement.

         TRUST/PENSION PLANS               --  Unless the trustee(s) are named
                                               in the registration, a copy of
                                               the cover page of the trust or
                                               pension plan, along with a copy
                                               of the section(s) setting forth
                                               names and powers of trustee(s)
                                               and any amendments to such
                                               sections or appointment of
                                               successor trustee(s).

4. TAX CERTIFICATIONS. The limited partner(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the limited partner(s)' taxpayer identification number ("TIN") and certify as true, under penalties of perjury, the representations in Box 6 and Box 7 of the Acknowledgment and Agreement. By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on Acknowledgment and Agreement in the box entitled "Description of Units Tendered" and the representations made in Box 6 and Box 7 of the Acknowledgment and Agreement are correct. See attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance in determining the proper TIN to give the Purchaser.

         U.S. PERSONS. A limited partner that is a U.S. citizen or a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "U.S. Persons"), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box 6 and Box 7 of the Acknowledgment and Agreement.

         BOX 6 - SUBSTITUTE FORM W-9.

         Part (i), Taxpayer Identification Number -- Tendering limited partners must certify to the Purchaser that the TIN as printed (or corrected) on the Acknowledgment and Agreement in the box entitled "Description of Units Tendered" is correct. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the "IRS"), in addition to the limited partner being subject to backup withholding.

         Part (ii), Backup Withholding -- In order to avoid 31% Federal income tax backup withholding, the tendering limited partner must certify, under penalty of perjury, that such limited partner is not subject to backup withholding. Certain limited partners (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         When determining the TIN to be furnished, please refer to the following as a guide:

         Individual accounts - should reflect owner's TIN.
         Joint accounts - should reflect the TIN of the owner whose name appears first.
         Trust accounts - should reflect the TIN assigned to the trust.
         IRA custodial accounts - should reflect the TIN of the custodian (not necessary to provide).
         Custodial accounts for the benefit of minors - should reflect the TIN of the minor.
         Corporations, partnership or other business entities - should reflect the TIN assigned to that entity.

         By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on the front of the Acknowledgment and Agreement is correct.

         BOX 7 - FIRPTA AFFIDAVIT -- Section 1445 of the Code requires that each limited partner transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box 7, or be subject to withholding of tax equal to 10% of the consideration for interests purchased. Tax withheld under Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be claimed from the IRS.

         FOREIGN PERSONS -- In order for a tendering limited partner who is a Foreign Person (i.e., not a U.S. Person, as defined above) to qualify as exempt from 31% backup withholding, such foreign limited partner must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Information Agent.

5. VALIDITY OF ACKNOWLEDGMENT AND AGREEMENT. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of an Acknowledgment and Agreement and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for the Acknowledgment and Agreement) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. The Acknowledgment and Agreement will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in an Acknowledgment and Agreement and will incur no liability for failure to give such notification.

6. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

7. TRANSFER TAXES. The amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the consideration unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

8. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Acknowledgment and Agreement or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Acknowledgment and Agreement in the box entitled "Description of Units Tendered," the appropriate boxes on the Acknowledgment and Agreement must be completed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


----------------------------------------------------------------------------------------------------------------
                                                                     GIVE THE
                                                                     TAXPAYER
                                                                  IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:                                     NUMBER OF --
----------------------------------------------------------------------------------------------------------------
   1.  An individual account                                    The individual

   2.  Two or more individuals (joint account)                  The actual owner of the account or, if combined
                                                                Funds, the first individual on the account


   3.  Husband and wife (joint account)                         The actual owner of the account or, if joint funds,
                                                                Either person


   4.  Custodian account of a minor (Uniform Gift to            The minor (2)
       Minors Act)


   5.  Adult and minor (joint account)                          The adult or, if the minor is the only contributor,
                                                                the minor (1)


   6.  Account in the name of guardian or committee for a       The ward, minor or incompetent person (3)
       designated ward, minor or incompetent person (3)


   7.  a. The usual revocable savings trust account             The grantor trustee (1)
          (grantor is also trustee)

       b. So-called trust account that is not a legal or        The actual owner (1)
          valid trust under state law


   8.  Sole proprietorship account                              The owner (4)


   9.  A valid trust, estate or pension trust                   The legal entity (Do not furnish the identifying number
                                                                of the personal representative or trustee unless the
                                                                legal entity itself is not designated in the account
                                                                title.) (5)

   10. Corporate account                                        The corporation


   11. Religious, charitable, or educational                    The organization
       organization account


   12. Partnership account held in the name of the              The partnership
       business


   13. Association, club, or other tax-exempt                   The organization
       organization


   14. A broker or registered nominee                           The broker or nominee


   15. Account with the Department of Agriculture in            The public entity
       the name of a public entity (such as a State or
       local government, school district, or prison)
       that receives agricultural program payments
----------------------------------------------------------------------------------------------------------------

    (1)  List first and circle the name of the person whose number you furnish.


    (2)  Circle the minor's name and furnish the minor's social security number.

    (3) Circle the ward's or incompetent person's name and furnish such person's social security number or employer identification number.

    (4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.

    (5) List first and circle the name of the legal trust, estate, or pension trust.

    NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

         OBTAINING A NUMBER -- If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

         PAYEES EXEMPT FROM BACKUP WITHHOLDING

         Payees specifically exempted from backup withholding on ALL payments include the following:

         -        A corporation.
         -        A financial institution.
         - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
         -        The United States or any agency or instrumentality thereof.
         - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
         - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
         - An international organization or any agency or instrumentality thereof.
         - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
         -        A real estate investment trust.
         - A common trust fund operated by a bank under section 584(a) of the Code.
         - An exempt charitable remainder trust, or a non-exempt trust described in section 4947 (a)(1).
         - An entity registered at all times under the Investment Company Act of 1940.
         -        A foreign central bank of issue.
         - A futures commission merchant registered with the Commodity Futures Trading Commission.

         Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         -        Payments to nonresident aliens subject to withholding under section 1441 of the Code.
         - Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
         - Payments of patronage dividends where the amount received is not paid in money.
         -        Payments made by certain foreign organizations.
         -        Payments made to an appropriate nominee.
         -        Section 404(k) payments made by an ESOP.

         Payments of interest not generally subject to backup withholding include the following:

         -        Payments of interest on obligations issued by individuals.
                  NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
         - Payments of tax exempt interest (including exempt interest dividends under section 852 of the Code).
         - Payments described in section 6049(b)(5) of the Code to nonresident aliens.
         - Payments on tax-free covenant bonds under section 1451 of the Code.
         -        Payments made by certain foreign organizations.
         -        Payments of mortgage interest to you.
         -        Payments made to an appropriate nominee.

         Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

         Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(A), 6045, and 6050A of the Code.

         PRIVACY ACT NOTICE -- Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

         PENALTIES

         (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER --
If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

         (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

         (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.



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


         The Acknowledgment and Agreement and any other documents required by the Letter of Transmittal should be sent or delivered by each limited partner or such limited partner's broker, dealer, bank, trust company or other nominee to the Information Agent at one of its addresses set forth below.


                     THE INFORMATION AGENT FOR THE OFFER IS:

                      RIVER OAKS PARTNERSHIP SERVICES, INC.



               By Mail:                          By Overnight Courier:                        By Hand:
             P.O. Box 2065                           111 Commerce Road                    111 Commerce Road
    S. Hackensack, N.J. 07606-2065               Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                              Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                             For information, please call:
                                              TOLL FREE:  (888) 349-2005



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